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                                                                 Exhibit (10)(y)

                                SECOND AMENDMENT

                                       TO

              HUFFY CORPORATION SUPPLEMENTAL/EXCESS BENEFIT PLAN


WHEREAS, Huffy Corporation (the "Sponsor") maintains the Huffy Corporation Supplemental/Excess Benefit Plan (the "Plan"), effective January 1, 1988; and

WHEREAS, the Sponsor wishes to amend the Plan;

NOW, THEREFORE, the Sponsor adopts the following amendment to the Plan effective January 1, 1990:

        The definition of "Compensation" contained in Exhibit B (as added by the First Amendment to the Plan) is amended to read in its entirety as follows:

        "Compensation" means, subject to the Compensation Limitation, the salary, incentive compensation, commissions and overtime pay paid to or accrued by an Employee for services performed for the Employer during each Plan Year. It does not include deferred compensation (except for amounts by which compensation was reduced by reason of a plan described in Code Section 401(k) or Section 125 which amount will be included as Compensation), Employer Contributions, forfeitures arising under the Plan, any non-cash payments or incentive compensation arising from the Special Phantom Stock Award Agreement, the 1986 CEO Performance Unit and Performance Share Plan, the Restricted Stock
        Unit Program or any stock option plan or employee stock purchase plan.

IN WITNESS WHEREOF, the Sponsor has caused this instrument to be executed as of this 30th day of June, 1991.

                                        HUFFY CORPORATION


                                        By   /s/  Robert R. Wieland
                                           --------------------------------
                                           Robert R. Wieland
                                           Vice President - General Counsel
                                                              and Secretary